EXHIBIT 99.1

CUSIP No. 25381B101	13D

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock beneficially owned by each of them of Digimarc Corporation. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 21st day of July, 2017.

MALCOLM P. FAIRBAIRN

/s/ Malcolm P. Fairbairn

EMILY FAIRBAIRN

/s/ Emily Fairbairn

VALLEY HIGH LIMITED PARTNERSHIP

By: Valley High Capital LLC

By:	/s/ Malcolm P. Fairbairn
Name: Malcolm P. Fairbairn
Title: Managing Member

VALLEY HIGH CAPITAL LLC

By:	/s/ Malcolm P. Fairbairn
Name: Malcolm P. Fairbairn
Title: Managing Member

GRANT FAIRBAIRN IRREVOCABLE TRUST SEPTEMBER 30, 2011

By:	/s/ Malcolm P. Fairbairn
Name: Malcolm P. Fairbairn
Title: Trustee

CUSIP No. 25381B101	13D

NINA FAIRBAIRN IRREVOCABLE TRUST SEPTEMBER 30, 2011

By:	/s/ Malcolm P. Fairbairn
Name: Malcolm P. Fairbairn
Title: Trustee